CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A (“Registration Statement”) of our report dated July 11, 2017, relating to the financial statements and financial highlights of Putnam Dynamic Asset Allocation Equity Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Report of Independent Registered Public Accounting firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
September 25, 2017